Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Registration Statement Nos. 333-121958, 333-121959, 333-144072, 333-144474, 333-144475, 333-151470, 333-156998, 333-157316, 333-169179, 333-169180, 333-175437, 333-192913, 333-197189 and 333-197190 on Form S-8 of Lime Energy Co. of our report dated March 10, 2015, relating to the consolidated financial statements of EnerPath International Holding Company and subsidiaries, appearing in this Current Report on Form 8-K/A of Lime Energy Co. dated June 8, 2015.

/s/ Fox & Stephens, CPA’s, Inc.

Rancho Cucamonga, California
June 8, 2015